                                  EXHIBIT 10.32



                        ---------------------------------

                                      LEASE

                        ---------------------------------




                           101 PARK AVENUE ASSOCIATES,
                                                                  Landlord

                                       TO

                      ATALANTA SOSNOFF CAPITAL CORPORATION,

                                                                  Tenant

                                    Premises:
                       A portion of the Sixth (6th) Floor
                                       At
                                101 Park Avenue,
                            New York, New York 10178

                        ---------------------------------

                                TABLE OF CONTENTS

                                     CAPTION                                PAGE

ARTICLE 1 Demise, Premises, Term, Rents .......................................1
ARTICLE 2 Use..................................................................3
ARTICLE 3 Deleted prior to execution ..........................................4
ARTICLE 4 Preparation of the Demised Premises..................................4
ARTICLE 5 Adjustments Of Rent..................................................4
ARTICLE 6 Deleted prior to execution .........................................14
ARTICLE 7 Subordination, Notice to Lessors and Mortgagees ....................14
ARTICLE 8 Quiet Enjoyment ....................................................17
ARTICLE 9 Assignment And Subletting ..........................................18
ARTICLE 10 Compliance With Laws And Requirements Of Public Authorities .......25
ARTICLE 11 Insurance .........................................................27
ARTICLE 12 Rules And Regulations .............................................31
ARTICLE 13 Tenants Changes ...................................................32
ARTICLE 14 Tenant's Property .................................................35
ARTICLE 15 Repairs And Maintenance ...........................................36
ARTICLE 16 Electricity .......................................................38
ARTICLE 17 Heat, Ventilating And Air-Conditioning ............................39
ARTICLE 18 Landlord's Other Services .........................................41
ARTICLE 19 Access, Changes In Building Facilities, Name ......................43
ARTICLE 20 Notice Of Accidents ...............................................45
ARTICLE 21 Non-Liability And Indemnification .................................45
ARTICLE 22 Destruction Or Damage ..............:..............................46
ARTICLE 23 Eminent Domain .....................:..............................48
ARTICLE 24 Surrender; Holdover ...............................................49
ARTICLE 25 Conditions Of Limitation ..........................................51
ARTICLE 26 Re-Entry By Landlord ..............................................53
ARTICLE 27 Damages............................................................53
ARTICLE 28 Waiver.............................................................55
ARTICLE 29 No Other Waivers Or Modifications .................................56
ARTICLE 30 Curing Tenants Defaults, Additional Rent ..........................57
ARTICLE 31 Broker.............................................................58
ARTICLE 32 Notices............................................................58
ARTICLE 33 Estoppel Certificate ..........................:...................59
ARTICLE 34 Arbitration .......................................................59
ARTICLE 35 No Other Representations, Construction, Governing Law, Consents ...60
ARTICLE 36 Parties Bound .....................................................61
ARTICLE 37 Certain Definitions And Construction ..............................61

                                Table of Contents
                                -----------------
                                   (continued)

ARTICLE 38 Adjacent Excavation And Construction; Shoring; Vaults..............61
ARTICLE 39 Landlord's Relocation Option ......................................62


             Testimonium and Signatures.......................................64
             Acknowledgments..................................................65
             Exhibit A-Description ...........................................66
             Exhibit B-Floor Plan ............................................67
             Exhibit C-Heating, Ventilation and Air-Conditioning .............68
             Exhibit D-Rules and Regulations .................................69
             Exhibit E-Definitions............................................73
             Exhibit F-Cleaning Specifications................................76
             Certificate of Occupancy.........................................78

                          -----------------------------
                                      LEASE
                          -----------------------------

         LEASE dated as of October 26, 1999, between 101 PARK AVENUE ASSOCIATES,

a New York partnership, having an office at 101 Park Avenue, New York, New York

10178 (hereinafter referred to as "Landlord") and ATALANTA SOSNOFF CAPITAL

CORPORATION, a Delaware corporation, having an office at 101 Park Avenue, New

York, New York 10178 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

                                    ARTICLE 1
                          Demise, Premises, Term, Rents

         1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 101 Park Avenue, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "Building"), on the parcel of land more particularly described in Exhibit A (hereinafter referred to as the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

         1.02 The premises hereby leased to Tenant are a portion of the sixth
(6th) floor of the Building, as shown on the floor plan annexed hereto as Exhibit B. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in
Article 14) constitute and are hereinafter referred to as the "Demised
Premises".

         1.03 The term of this lease, for which the Demised Premises are hereby leased, shall commence on September 1, 2002 (herein referred to as the "Commencement Date"), and shall end at 5:00 p.m. of August 31, 2017, which ending date is hereinafter referred to as the "Expiration Date", or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

         1.04 The "rents" reserved under this lease, for the term thereof, shall be and consist of:

                       (a) "fixed rent" as follows:

                                    (i) $918,900.00 per annum ($76,575.00 per
month) from September 1, 2002 through August 31, 2007, both dates inclusive (sometimes hereinafter referred to as the "First Rental Period"); and

                                    (ii) $1,010,790.00 per annum ($84,232.50 per
month) from September 1, 2007 through August 31, 2012, both dates inclusive (sometimes hereinafter referred to as the "Second Rental Period"); and

                                    (iii) $1,102,680.00 per annum ($91,890.00
per month) from September 1, 2012 and continuing thereafter throughout the remainder of the term of this lease (sometimes hereinafter referred to as the "Third Rental Period"),

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease, and

                           (b) "additional rent" consisting of all such other
sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent),

all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

         1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

         1.06 Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 1.07 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Land and Building.

                                    ARTICLE 2
                                       Use


         2.01

                           (a) Tenant and any permitted occupant, subtenant or
assignee of Tenant shall use and occupy the Demised Premises for executive and general offices, and incidental related uses, and for no other purpose.

                           (b) Notwithstanding anything to the contrary
contained above or elsewhere in this Lease, portions of the Demised Premises may be used for the following: (i) installation and operation of one or more pantry areas for reheating but not for cooking, including microwave oven, dwyer unit, one or more refrigerators and other similar equipment and machines for the preparation and storage of food and beverages for Tenant's officers and directors, employees and staff; (ii) sale in the Demised Premises for Tenant's officers and directors, employees, staff and business visitors, by vending machines of any item the sale of which is not prohibited by law, whether by Tenant or third parties; (iii) use of an area of the Demised Premises as a lunchroom for consumption of food and beverages by Tenant's officers and directors, employees, staff and business visitors; (iv) installation and operation in the Demised Premises of electronic data and word processing equipment and business machines and printing and other reproducing equipment and
(v) installation and operation of communication equipment (such as telecopiers, telex and the like).

         2.02 If any governmental license or permit, other than a Certificate of Occupancy or any other license or permit required for mere occupancy of the Demised Premises for the purposes set forth in Section 2.01(a) shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Upon Tenant's request and at Tenant's expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations (except for an application to change the Certificate of Occupancy) whenever such joining by Landlord shall be required by any governmental agency having jurisdiction.

         2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building, a true and complete copy of which is annexed hereto as Exhibit G.

                                    ARTICLE 3
                           Deleted prior to execution

                                    ARTICLE 4
                       Preparation of the Demised Premises

         4.01 Tenant is presently in possession of the Demised Premises pursuant to a sublease from the present tenant thereof, and has fully inspected the Demised Premises, and is satisfied with the condition thereof, and Tenant agrees to accept possession of the Demised Premises on the Commencement Date in their then "as is" condition.

         4.02 Any installations, materials or work which may be undertaken by or for the account of Tenant to equip, decorate or furnish the Demised Premises for Tenant's occupancy (hereinafter referred to as "Tenant's Work") shall be performed by Tenant, at its sole cost and expense, in accordance with all the terms, covenants and conditions of this lease, including without limitation, Articles 13 and 14 hereof, as if such Tenant's Work was a "Tenant's Change" as defined in Article 13.

                                    ARTICLE 5
                               Adjustments Of Rent

         5.01 Tax Escalation. For the purpose of Sections 5.01-5.06:


                           (a) "Taxes" shall mean the real estate taxes and
assessments and special assessments imposed upon the Building and the Land including, without limitation, any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

The term "Taxes" shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for any tax or increase therein which would otherwise constitute "Taxes", as defined in the first sentence of paragraph (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "Taxes" but any such income or similar tax shall be computed as if the Building and the Land were the only property of Landlord and Landlord's only source of income were the rents received by Landlord from tenants or occupants of the Building. Additionally, the term "Taxes" shall not include any interest or penalties for late payment thereof or sewer or water rents, rates and charges for the Building..

If, by law, any assessment may be paid in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Taxes, for each Tax year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with any interest thereon payable during such Tax Year.

Anything herein contained to the contrary notwithstanding, Taxes shall not include any assessment or real estate taxes on any expansion of the Building which is constructed or completed after the Commencement Date of this lease.

                           (b) "Base Tax Year" shall mean fiscal year July 1,
1999 to June 30, 2000, inclusive;

                           (c) "Base Tax Rate" shall mean the Taxes, as finally
determined, for the Base Tax Year;

                           (d) "Tax Year" shall mean the fiscal year for which
Taxes are levied by the governmental authority;

                           (e) "Tenant's Proportionate Share" shall mean for
purposes of this lease and all calculations in connection herewith 1.626%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the "Multiplication Factor") and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 18,378 square feet and that the agreed rentable square foot area of the Building shall be deemed to be 1,130,100 square feet (hereinafter referred to as the "Building Area").

                           (f) "Tenant's Projected Share of Taxes" shall mean
the Tax Payment (as hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

         5.02 If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the "Tax

Payment"). The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease. After Landlord has furnished Tenant with written demand for the Tax Payment, which demand shall be accompanied by a copy of the tax bill along with Landlord's computation of the Tax Payment. Tenant shall pay Landlord, with the monthly installments of rent due on June 1 and December 1 of each such Tax Year, an amount equal to one-half (1/2) of the total sum of the Tax Payment for such Tax Year, until such time as a new demand (and said accompanying information) for a subsequent Tax Year shall become effective. If a demand and accompanying information are furnished to Tenant after the commencement of the Tax Year in respect of which such demand is made, Tenant shall, within ten (10) days after the date of receipt by Tenant of a request by Landlord for such payment, pay to Landlord an amount equal to those installments of the total Tax Payment payable as provided in the preceding sentence. If, during the term of this lease, Taxes are required to be paid in full or in quarterly or other installments, on any other date or dates than as presently required, then Tenant's installments of its Tax Payment shall be correspondingly modified so that said payments are due ten (10) days after the date of receipt by Tenant of a request by Landlord for such payment.

         5.03 Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

         5.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment or a tax credit for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Share of increases in Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant's Proportionate Share of such rebate to Tenant after deducting Landlord's reasonable expenses, including without limitation, reasonable attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "Tax Expenses"), or, (b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Share of such Tax Expenses but in no event in excess of the savings realized by, or the amount refunded to, Tenant.

         5.05 Commencing with the first Tax Year after Landlord shall be entitled to receive a Tax Payment, Tenant, at Landlord's option and upon notice from Landlord, shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of
Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of
Section 5.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section 5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant.

         5.06

                           (a) Anything in this Article 5 to the contrary
notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from Landlord on account of Taxes, then Tenant will pay Tenant's Proportionate Share of any amounts required to be paid in advance by Landlord with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate. Any payments to be made by Tenant under this Section 5.06(a) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease;

                           (b) Anything in Sections 5.01 through 5.06 to the
contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.06.

         5.07 Expense Escalation. For purposes of this Article:

                           (a) "Operating Expenses" shall mean any or all actual
expenses (without duplication) incurred by Landlord in connection with the operation of the Building including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building (The salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Manhattan and if such employees shall service other buildings, only the share of the salaries and benefits representing compensation for work in the Building shall be included in Operating Expenses); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent; casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of Buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning and service contracts for the Building (if no managing agent is employed by Landlord, there shall be included in Operating Expenses a sum equal to 2.5% of all rents, additional rents and other charges collected from tenants or other permitted occupants of the Building); (vii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses to the extent of actual savings or reductions only and (viii) the cost incurred in connection with the maintenance and repair of the Building. Provision in this lease for an expense item to be Landlord's expense or at Landlord's expense shall not affect the inclusion thereof, to the extent above provided, in Operating Expenses. Operating Expenses shall not include (A) administrative wages and salaries; (B) renting commissions; (C) franchise taxes, inheritance, estate, gift, succession, profit, gross receipts, transfer and income taxes of Landlord; (D) Taxes on the Land and Building; (E) expenditures for capital improvements except (1) those which under generally applied real estate practice are expensed or regarded as deferred expenses and (2) for capital improvements required by any law and/or requirements of public authority enacted after the date of this lease or any modifications or amendments of presently existing laws and/or requirements of public authority enacted after the date of this lease or required in order to cause the Building to remain in compliance with any presently existing law and/or requirement (but in no event including costs incurred in connection with the making of capital improvements in order to comply with existing laws and/or requirements of public authority to the extent that the Building is not, as of the date hereof, in compliance with such existing laws and/or requirements) or (3) for capital improvements which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight line basis, over the useful life thereof as determined in accordance with generally accepted accounting principles consistently applied (except that, with respect to a capital improvement which is of the type specified in clause (3), such cost shall be amortized on a straight line basis over such period of time as Landlord reasonably estimates such savings in Operating Expenses will equal Landlord's cost for such capital improvement provided that the amount to be included in Operating Expenses in any Operational Year shall not exceed the savings in Operating Expenses for any such Operational Year), with an interest factor in any of such cases equal to two (2%) percent above the prime rate (hereinafter referred to as the "Base Rate") of The Chase Manhattan Bank (or Citibank, N.A. if The Chase Manhattan Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of Landlord's having incurred said expenditure;

                  Additionally, Operating Expenses shall not include the following except to the extent specifically permitted by a specific exception to the following:

                  1. depreciation;

                  2. interest on, and amortization of, mortgages and any recording or mortgage tax or expense in connection therewith;

                  3. leasehold improvements (including painting) made for tenants of the Building or made in order to prepare for occupancy by a new tenant or any cash or other consideration paid by Landlord on accounts of, with respect to, or in lieu of such leasehold improvements;

                  4. financing costs in connection with any financing or refinancing of the Building, including, without limitation, points, commitment fees, broker's fees, and legal fees and expenses;

                  5. the cost of repairs or restoration necessitated by fire or other casualty or any condemnation;

                  6. the cost of any items from which Landlord is reimbursed by insurance, by other tenants of the Building (except pursuant to provisions similar to Sections 5.07-5.11 hereof or other escalation provisions designed to reimburse Landlord for increases in the cost of operating the Building), by warranty, by award in condemnation or otherwise compensated;

                  7. the cost of any work or service performed for or made available to any tenant of the Building (other than Tenant) to a greater extent or in a more favorable manner than that furnished generally, without additional expense, to the tenants and other occupants of the Building (including Tenant);

                  8. Rent and other amounts payable under any ground, superior leases as defined in Section 7.01;

                  9. the cost of any electric current furnished to the Demised Premises or any areas of the Building occupied by tenants for purposes other than operation of building equipment or machinery or the lighting of toilets, shaftways or building machinery or fan rooms;

                  10. salaries, compensation or other benefits paid in respect of officers and executives of Landlord above the level of building manager;

                  11. any cost stated in Operating Expenses representing an amount paid to a Landlord-related corporation or entity which is in excess of the amount which would be paid in the absence of such relationship;

                  12. advertising and promotional expenses of the Building;

                  13. the cost of installing, operating and maintaining (to the extent such operating and maintenance costs exceed such costs for operating and maintenance office space) any specialty such as (but not limited to) an observatory, broadcasting facilities, luncheon club, athletic or recreational club, theater, rehearsal hall, art gallery or garage including, without limitation, any compensation paid to clerks, attendants or other persons;

                  14. auditing fees, other than auditing fees in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

                  15. the cost of correcting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction or equipment defects) resulting from ordinary wear and tear shall not be deemed defects for the purpose of this category;

                  16. cost of any repair made by Landlord to remedy damage caused by, or resulting from, the negligence or willful act or omission of Landlord, its agents, servants, contractors or employees;

                  17. any insurance premium to the extent that Landlord is entitled to be reimbursed therefor by Tenant pursuant to this Lease or by any other occupant of the Building pursuant to its lease except pursuant to provisions similar to Sections 5.07-5.11 hereof or other escalation provisions designed to reimburse Landlord for increases in the cost of operating the Building;

                  18. legal, space planner's and other professional fees and expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants and other occupants or enforcing lease obligations, including, without limitation, court costs;

                  19. expenses incurred by Landlord in connection with the transfer or disposition of the Land or Building or any ground, underlying or overriding lease, including, without limitation, transfer, deed and gains taxes;

                  20. cost incurred to correct any misrepresentation by Landlord to Tenant;

                  21. bad debt loss, rent loss or reserves for either;

                  22. costs for sculpture, paintings or other objects of art in excess of amounts typically spent for such items in comparable buildings in the vicinity of the Building;

                  23. costs incurred by Landlord arising out of its failure to perform, or breach of, any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease;

                  24. costs, fines, interest or penalties incurred by Landlord due to violations of any applicable governmental law, requirement or order;

                  25. and any late fees, penalties, interest charges or similar fees incurred by Landlord;

                  26. costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, or building managers;

                  27. overtime HVAC costs or electricity costs for other Building tenants;

                  28. "takeover expenses" (i.e., expenses incurred by Landlord with respect to the leaseback by Landlord of space either located in another building or in the Building in connection with the leasing of space in the Building);

                  29. any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

                  30. except as set forth in Section 5.07(a)(E), any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for the obtaining or renewal of a certificate of occupancy for the Building or any space therein;

                  31. the cost of overtime or other expense to Landlord in curing its defaults; and

                  32. costs incurred in the removal, abatement or other treatment of asbestos or other materials presently designated as "hazardous" present in the Building or on the Land as of the date of this lease and which are required to be removed or otherwise dealt with by Landlord pursuant to applicable laws and/or requirements of governmental authorities in effect as of the date of this lease.

Additionally, there shall be deducted from Operating Expenses all amounts received by Landlord through proceeds of insurance or condemnation awards to the extent they are compensation for, or reimbursement of, sums previously included in Operating Expenses hereunder.

If during all or part of the Base Operational Year or any other Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to office portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, or (iii) such tenant is itself obtaining and providing such item of work or service, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

                           (b) "Operational Year" shall mean each calendar year
or part thereof occurring during the Term of this lease;

                           (c) "Base Operational Year" shall mean calendar year
2000;

                           (d) "Base Operating Expenses" shall mean Operating
Expenses for the Base Operational Year;

                           (e) "Tenant's Projected Share of Operating Expense"
shall mean (i) Tenant's Operating Expense Payment, if any, for the prior Operating Year divided by (ii) twelve (12), and payable monthly by Tenant to Landlord as additional rent.

         5.08 After the expiration of the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for the Base Operational Year. After the expiration of each Operational Year after the Base Operational Year, Landlord shall furnish Tenant a reasonably detailed statement prepared by a certified public accountant setting forth the aggregate amount of the Operating Expenses for such Operational Year, each of which statements shall be certified by a general partner of Landlord, if Landlord shall be a partnership, or by the chief financial officer of Landlord, if Landlord shall be a corporation. The statement furnished under this Section
5.08 is hereinafter referred to as an "Operating Statement".

         5.09 If the Operating Expenses for any Operational Year, including the Operational Year in effect on the Commencement Date, shall be more than the Base Operating Expenses, Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operational Year are greater than the Base Operating Expenses. (The amount payable by Tenant is hereinafter referred to as the "Operating Expense Payment".) The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this lease. The Operating Expense Payment shall be payable by Tenant within thirty (30) days after receipt of the Operating Statement.

         5.10 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Operating Expenses. If the then Operating Statement furnished by Landlord to Tenant at the end of then Operational Year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

         5.11

                   (a) Every Operating Statement given by Landlord pursuant to
Section 5.08 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within one hundred fifty
(150) days after receipt of the Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the Operating Statement. Landlord agrees to grant Tenant and its officers and accountants reasonable access to Landlord's books and records, during the ninety (90) day period set forth in Section 5.11(a)(i) above, for the purpose of verifying Operating Expenses incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto and subject to reimbursement by Tenant for the cost thereof. Tenant agrees that all information with respect to Operating Expenses to which Tenant is given access shall be held in confidence and Tenant shall require that any agent or outside party it may retain shall agree, in writing, to hold such information in confidence.

                   (b) Anything in Sections 5.07 through 5.12 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof.

         5.12 Subject to the further provisions of this Section 5.12, Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and/or the Building for any Tax Year, or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If tenants of at least seventy-five (75%) percent of the total rentable area of the Building shall, by timely notice to

Landlord, request Landlord to do so, Landlord shall institute appropriate proceedings to reduce the Taxes for any Tax Year and use best efforts to effect a reduction therein. If tenants of seventy-five (75%) percent of the total rentable area of the Building request Landlord to do so and Tenant shall be one of such requesting tenants, then Tenant shall pay its proportionate share (according to the relation that the rentable area of the Demised Premises bears to the total rentable area represented by all such requesting tenants) of the reasonable costs and expenses of such proceedings that shall have been instituted at the request of such tenants. In the event that such proceedings shall cover more than one (1) Tax Year, the expenses referred to in this Section
5.12 shall be allocated to each Tax Year involved on the basis of the reduction effectuated. Landlord shall not compromise, cancel, or withdraw such proceedings that shall have been instituted at the request of tenants at seventy-five (75%) percent or more of the total rentable area of the Building, unless it shall have first notified all such requesting tenants of its proposal to do so and shall not have received, within thirty (30) days thereafter, objections in writing from tenants of more than fifty (50%) percent of the total rentable areas represented by such requesting tenants, accompanied by written agreements to reimburse Landlord forthwith for all of its costs and expenses in connection therewith, for which such objectors shall be liable ratably according to their respective rentable areas in relation to the total rentable area represented by all such objectors. Upon receipt of such objections, agreements and reimbursements, Landlord shall transfer the responsibility for such proceedings to said objectors, who may carry on the same in their own names or in Landlord's name, as may be appropriate, at their own expense and shall be entitled to recoupment for all of their costs and expenses from any refund obtained, but not otherwise.

         5.13 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Landlord's and Tenant's liability for the amounts due to the other under this
Article 5 shall survive the expiration of the term of this lease.

                                    ARTICLE 6
                           Deleted prior to execution

                                    ARTICLE 7
                 Subordination, Notice to Lessors and Mortgagees

         7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. In the event Tenant fails to execute and deliver to Landlord such instrument within fifteen
(15) days of request therefor, Landlord may execute such instrument for and on behalf of Tenant as its attorneys-in-fact. In acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this Section 7.01 on behalf of Tenant. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "lessor".

         7.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

         7.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes referred to as "successor landlord") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not be:

                           (a) liable for any previous act or omission of
Landlord (or its predecessor in interest) under this lease, but such successor shall be obligated to comply with the provisions of this lease from and after such attornment, subject to the further provisions of this Section 7.03;

                           (b) bound by any previous modification of this lease,
not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease;

                           (c) responsible for any monies owing by Landlord to
the credit of Tenant;

                           (d) subject to any credits, offsets, claims,
counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                           (e) bound by any covenant to undertake or complete
any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction;

                           (f) required to account for any security deposit
other than any security deposit actually delivered to the successor landlord;

                           (g) bound by any obligation to make any payment to
Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises.

         7.04 If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations or decrease the rights of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building or Landlord's interest therein) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this lease be deemed to materially adversely affect the leasehold interest hereby created.

         7.05 Landlord shall promptly request, and thereafter diligently pursue obtaining, a Subordination, Non-Disturbance and Attornment Agreement (hereinafter referred to as an "SNDA") for the benefit of Tenant from the holder of any superior mortgage now existing or made by Landlord subsequent to the date hereof and from the lessor under any superior lease now existing or made by Landlord subsequent to the date hereof, which SNDA shall be in form and content then utilized by such holder or lessor and which shall contain, in substance, the provisions set forth in the subsections (a) and (b) below:

                           (a) From the lessor under a superior lease: An
agreement, for the benefit of Tenant, to the effect, inter alia, that as long as Tenant is not in default, which continues after any required notice and the expiration of any applicable grace period, in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease and provided Tenant attorns to such lessor under the terms and provisions of this lease, (i) its rights as Tenant hereunder shall not be affected or terminated,
(ii) its possession of the Demised Premises shall not be disturbed, (iii) no action or proceeding shall be commenced to remove or evict Tenant, and (iv) this lease shall at all times continue in full force and effect notwithstanding the termination or expiration of the superior lease, prior to the expiration or termination of this lease.

                           (b) From the holders of superior mortgages: An
agreement, for the benefit of Tenant, to the effect, inter alia, that as long as Tenant is not in default, which continues after any required notice and the expiration of any applicable grace period, in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease, (i) its rights as Tenant hereunder shall not be terminated and (ii) the possession of Tenant shall not be disturbed by the mortgagee or by any proceedings on the debt which any such superior mortgage secures or by virtue of a right or power contained in any such superior mortgage or the bond or note secured thereby and
(iii) that any sale at foreclosure will be subject to this lease.

     Landlord shall not be required to incur any expense in connection with any SNDA (other than customary legal and processing fees) and the failure to obtain any SNDA shall in no way affect this lease or Tenant's obligations hereunder.

         7.06 Landlord represents that as of the date of execution hereof, (i) there are no existing superior mortgages other than (a) mortgage(s) held by The Travelers Insurance Company and (ii) there are no existing superior leases.

                                    ARTICLE 8
                                 Quiet Enjoyment

         8.01 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder within any applicable grace or cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 7, to the superior leases and the superior mortgages.

                                    ARTICLE 9
                            Assignment And Subletting

         9.01 Subject to the further provisions of this Article 9, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance which will be granted or deemed on the same basis as a similar request by Tenant.

         9.02 If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a term sheet signed by an officer or principal of Tenant containing all material terms and conditions in connection with the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than 180 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "Landlord's Option"), (i) sublease such space (hereinafter referred to as the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises for a term expiring within the last year of the term of this lease). Landlord's Option may be exercised by Landlord by notice to Tenant at any time within twenty (20) days after such notice has been given by Tenant to Landlord; and during such twenty (20) day period Tenant shall not assign this lease nor sublet such space to any person.

         9.03 If Landlord exercises Landlord's Option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised

Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

         9.04 If Landlord exercises Landlord's Option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Landlord shall physically separate such part of the Demised Premises from the balance of the Demised Premises and shall comply with any laws and requirements of any public authorities relating to such separation.

         9.05 If Landlord exercises Landlord's Option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                           (a) be expressly subject to all of the covenants,
agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                           (b) be upon the same terms and conditions as those
contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                           (c) give the sublessee the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease provided such changes, alterations and improvements are of an "office-type" nature and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this lease less one (1) day;

                           (d) provide that any assignee or further subtenant,
of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof of an "office-type" nature and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal and further provided that Tenant shall have no obligation to remove such alterations, decorations and installations or otherwise restore the Leaseback Space at the expiration or sooner termination of this lease; and

                           (e) also provide that (i) the parties to such
sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's reasonable discretion, shall deem suitable or appropriate, (iii) provided the proposed third-party sublease requires Tenant to perform such work, Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee; otherwise same shall be at Landlord's expense, (iv) Landlord, at it's sole cost and expense, shall make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and shall comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

         9.06

                           (a) If Landlord exercises Landlord's Option to sublet
the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                           (b) Performance by Landlord, or its designee, under a
sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

                           (c) Tenant shall have no obligation, at the
expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord or its designee.

         9.07 In the event Landlord does not exercise Landlord's Option pursuant to Section 9.02 and providing that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld and shall be given or denied within the twenty (20) day period set forth in Section 9.02 (it being agreed that in the event that Landlord fails to respond to Tenant within such twenty (20) day period, Tenant shall send to Landlord a notice (hereinafter referred to as the "Second Notice") which shall state that unless Landlord either grants or denies its consent to the proposed assignment or subletting within ten (10) days after receipt of the Second Notice, Landlord's consent to such assignment or subletting shall be deemed granted, and, in the event Landlord fails to respond to such Second Notice within five (5) days of receipt thereof, Landlord will be deemed to have consented to such assignment or subletting), provided and upon condition that:

                           (a) Tenant shall have complied with the provisions of
Section 9.02 and Landlord shall not have exercised Landlord's Option under said
Section 9.02 within the time permitted therefor;

                           (b) In Landlord's reasonable judgment the proposed
assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the uses permitted hereunder and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building of which Tenant has received prior notice;

                           (c) The proposed assignee or subtenant is a reputable
person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                           (d) Provided Landlord then has space in the Building
of comparable size and for at least a comparable term available, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                           (e) Provided Landlord then has space in the Building
of comparable size and for a comparable term available, the proposed assignee or sublessee is not a person with whom Landlord is then actively negotiating to lease space in the Building;

                           (f) The form of the proposed sublease shall comply
with the applicable provisions of this Article;

                           (g) There shall not be more than three (3) separate
entities or persons not affiliated with Tenant in the Demised Premises;

                           (h) The rental and other terms and conditions of the
executed sublease are substantially the same in all material respects as those contained in the proposed term sheet furnished to Landlord pursuant to Section 9.02;

                           (i) Tenant shall reimburse Landlord on demand for any
reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the review of any term sheet, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent, whether or not granted;

                           (j) Tenant shall not have (i) advertised (but it may
list, upon notice to Landlord) the availability of the Demised Premises without prior notice to and approval by Landlord which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the proposed rental, (ii) advertised (but it may list) the Demised Premises for subletting or assignment, at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other comparable space in the Building; and

                           (k) The sublease shall not allow the use of the
Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption except as otherwise expressly permitted by this lease or (ii) use by a foreign or domestic government or governmental agency.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 9.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord's Option. Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the assignment or sublease proposed by Tenant.

                           9.08 In the event that (a) Landlord fails to exercise
Landlord's Option and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 90 days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 9.02 before assigning this lease or subletting all or part of the Demised Premises.

         9.09 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

                           (a) no subletting shall be for a term ending later
than one day prior to the expiration date of this lease;

                           (b) no sublease shall be valid, and no subtenant
shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                           (c) each sublease shall provide that it is subject
and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

         9.10 If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                           (a) in the case of an assignment, an amount equal to
50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "Assignment Expenses") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

                           (b) in the case of a sublease, an amount equal to 50%
of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "Subletting Expenses") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable under Sections 9.10(a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant. In the event of any dispute with respect to the Assignment Expenses or the Subletting Expenses, such dispute shall be determined by arbitration in accordance with the provisions of Article 34 hereof.

         9.11

                           (a) If Tenant is a corporation other than a
corporation whose stock is listed and traded on a nationally or internationally recognized stock exchange, the provisions of 9.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant but only where the principal purpose of which is a transfer of this lease as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this lease, and if Tenant is a partnership or joint venture or other entity, said provisions shall apply with respect to a transfer (by one or more transfers) of an equity interest in such partnership or joint venture or other entity (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests or other interest) which results in a change of control of such partnership or joint venture or other entity but only where the principal purpose of which is a transfer of this lease, as if such transfer of an equity interest in such partnership or joint venture or other entity which results in a change of control of such partnership or joint venture or other entity were an assignment of this lease.

                           (b) Notwithstanding anything in this lease to the
contrary, the provisions of the first sentence of Section 9.01, Landlord's Option, Section 9.07(a)-(f), (h) and (j), Section 9.08 and 9.10 hereof shall not apply to transactions entered into by Tenant with (i) a corporation into or with which Tenant is merged or consolidated or with an entity to which all or substantially all of Tenant's assets are transferred, provided (x) such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) the assignee or successor entity has a net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to or in excess of the net worth of Tenant immediately prior to such merger, consolidation or transfer and Landlord has been provided with reasonable proof thereof prior to such transaction or (ii) any entity which is controlled by, under common control with or which controls Tenant (for purposes hereof the term "control" shall have the meaning ascribed to it in Exhibit E) or
(iii) with respect to the occupancy of not more than 2,000 rentable square feet of space in the Demised Premises by Castle Rock Partners, an entity of which Tenant is a limited

                  *9.15 Notwithstanding anything in this Article 9 to the contrary, Landlord's Option (as defined in Section 9.02) shall not apply to the initial subletting by Tenant of up to 4,600 rentable square feet of space for a term not to exceed seven (7 ) years and not to expire within the last three (3) years of the term of this lease, provided that such subletting shall otherwise be pursuant to, and in accordance, with all other applicable provisions in this lease, including, without limitation, this Article 9.

partner, provided such space is not separately demised from the Demised Premises or provided with a separate entrance.

         9.12 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 9.01 or without Landlord's consent pursuant to Section 9.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed from and after the date of said assignment or transfer and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the originally named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed; if this lease be modified after any such assignment so as to increase Tenant's obligations, then the originally named Tenant, unless it consented to such modification, shall be liable only for the obligations under this lease as same existed prior to such modifications.

         9.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease, subject to the last sentence of Section 9.12.

         9.14 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

         *

                                   ARTICLE 10
                      Compliance With Laws And Requirements
                                       Of
                               Public Authorities

         10.01

                           (a) Tenant shall give prompt notice to Landlord of
any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's particular manner of use of the Demised Premises, as distinguished from mere use of the Demised Premises for general and executive offices, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

                           (b) If, at any time during the term of this lease,
asbestos or asbestos-containing material is found to exist in any portion of the Demised Premises (other than in enclosed vertical columns running through the Demised Premises), Landlord, at its own expense, will cause it to be removed, encapsulated or otherwise treated in accordance with applicable laws and regulations. If Landlord causes any such work to be performed, Landlord, at its expense shall timely and with minimum inconvenience to Tenant, repair and restore any damage thereby caused.

         10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                           (a) Landlord shall not be subject to criminal penalty
or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                           (b) Tenant shall defend, indemnify and hold harmless
Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                           (c) such non-compliance or contest shall not
constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                           (d) Tenant shall keep Landlord advised as to the
status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

         10.03 Tenant shall not knowingly cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. The parties agree that nothing contained in this Section 10.03 shall prohibit, and Landlord herewith consents to, Tenant's use and maintenance in the Demised Premises of limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used, transported, stored, released, handled, and maintained within the Demised Premises in accordance with all applicable laws and regulations. In the event of a breach of the provisions of this Section 10.03, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises in the manner prescribed for such removal by the applicable law, ordinance, rule or regulation. The provisions of this Section 10.03 shall survive the termination of this lease. Landlord hereby agrees that it will not install Hazardous Materials in the public areas of the Building and that it will promptly remove or cause the removal of any Hazardous Materials from the Demised Premises and the Building as required by applicable law except with respect to (a) Hazardous Materials required to be removed by Tenant pursuant to this Section 10.03 and
(b) Hazardous Materials which would not be required, by applicable laws, to be removed but for (i) any Tenant's Work or Tenant's Changes (as defined in Article
13), or (ii) any action of Tenant or any of Tenant's agents, employees or contractors. Any such removal by Landlord will be accomplished in such a manner so as to minimize interference with Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 11
                                    Insurance

         11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of

Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord. Nothing in this Section 11.01 shall be deemed to subject Tenant to any liability or obligations set forth herein by reason of the use by Tenant of the Demised Premises for the specific purposes set forth in
Section 2.01.

         11.02 Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

                           (a) A comprehensive policy of liability insurance
containing an omnibus named insured provision naming Landlord as an additional insured protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord as an additional insured, (ii) specifically referencing the Demised Premises; and (iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease; Additionally, such insurance may be comprised of both primary (not less than One Million ($1,000,000.00) Dollars) and umbrella coverage and may provide for deductibles of not more than $25,000.00.

                           (b) Fire and Extended coverage in an amount adequate
to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's Work located in the Demised Premises or with an agreed amount endorsement providing for full replacement. The provisions of the last sentence of Section 11.02(a) (except for (i) shall apply with respect to such fire and extended coverage.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification.

     Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least ten (10) days prior to the expiration of any such policies, Tenant shall deliver to Landlord certificates evidencing such insurance including a copy of the endorsement naming Landlord as an additional insured, together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid, Tenant upon reasonable prior notice from Landlord, shall make available to Landlord, at the Demised Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord's cost. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. In addition in the event Tenant fails to provide and keep in force the insurance required by this lease, at the times and for the durations specified in this lease, Landlord shall have the right, but not the obligation, at any time and from time to time, upon notice to Tenant and the expiration of three (3) days after the receipt by Tenant of such notice, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within ten (10) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this lease.

         11.03 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium upon demand or Landlord shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Tenant shall have been named as one of the assureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

     In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

     Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

         11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than would otherwise be applicable for use of the Demised Premises for the uses permitted in Section 2.01, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

         11.05 Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section 11.02 hereof be increased so that the amount thereof adequately protects Landlord's interest but in no event in excess of the amount that would be required by other office tenants occupying similarly sized space in first-class office buildings in the borough of Manhattan.

         11.06 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 11.04 or the increase in amount of insurance referred to in
Section 11.05, the dispute shall be determined by arbitration in accordance with the provisions of Article 34, but Tenant shall not be required to pay such amount or increase any insurance until the arbitration is conducted and then only in accordance with the determination reached in such arbitration.

         11.07 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

         11.08 Each policy evidencing the insurance to be carried by Tenant under this lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

         11.09 Landlord shall from and after the date of this lease through the last day of the term hereof, procure and maintain (or cause to be procured or maintained) fire and extended coverage insurance, in good and solvent insurance companies authorized to do business in the State of New York, on the Building (exclusive of foundations and footings) in an amount equal to the full replacement value thereof. Such insurance may be carried under a blanket policy covering the Building and any other buildings or other properties of Landlord, provided that the required amount of coverage is expressly reserved and allocated to the Building, and may contain commercially reasonable deductibles. Notwithstanding anything contained in this Section 11.09 to the contrary, if at any time an "institutional lender" (as such term is hereinafter defined) shall succeed to the rights of Landlord under this lease whether through sale, exchange, lease, possession, foreclosure action, deed in lieu thereof, or otherwise, the obligations of Landlord set forth in this Section 11.09 shall not apply to such institutional lender. For the purposes of this Section 11.09, an "institutional lender" shall mean any bank, savings and loan association, trust company, insurance company, pension fund or similar institutional lender, which in the ordinary course of its business, owns or operates first-class office buildings and, in connection with such ownership or operation, is self-insured with respect to fire and extended coverage and which has a "Standard & Poor's" or "Moody's" (or any successor rating service or substitute rating service (if either of the "Standard & Poor's" and "Moody's" services are not then available)) "claims paying ability rating" or "debt rating" of AA or Aa (or better) or a "Best's Insurance" (or any successor rating service or substitute rating service, if "Best's insurance" is not then available) rating of A (or better). If the rating scales of any of such rating services (or their successors or substitutes) are changed, then the required rating shall be that rating which is most nearly comparable to the current rating of "AA" (for Standard & Poor's), "Aa" (for Moody's) or "A" (for Best's Insurance).

                                   ARTICLE 12
                              Rules And Regulations

         12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any Rule or Regulation, the provisions of this lease shall control.

         12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not promulgate or enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant. In the event another tenant or occupant of the Building violates any of the Rules and Regulations, and such violation materially and adversely interferes with Tenant's use and occupancy of the Demised Premises, Landlord will use reasonable efforts to secure such other tenant's or occupant's compliance therewith.

                                   ARTICLE 13
                                Tenant's Changes

         13.01 Tenant may from time to time during the term of this lease, at its expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

                           (a) the outside appearance or the strength of the
Building or of any of its structural parts shall not be affected;

                           (b) except as otherwise expressly provided in this
lease, no part of the Building outside of the Demised Premises shall be physically affected;

                           (c) the proper functioning of any of the mechanical,
electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased above the allocations set forth in this lease;

                           (d) in performing the work involved in making such
changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

                           (e) before proceeding with any Tenant's Changes,
Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant's Changes for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Additionally, before proceeding with any Tenant's Changes (i) for which plans and specifications must be submitted to any governmental agency; or (ii) any change to the electrical, sanitary, plumbing or any other Building system, or (iii) which involves any structural change, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval, which approval, with respect to the plans and specifications for the work set forth in subdivision (i) above, shall not be unreasonably withheld or delayed. Any objections by Landlord to such plans and specifications must be in reasonably specific detail. In the event that Landlord fails to respond to Tenant within fifteen (15) business days of Tenant's submission of such plans and specifications, Tenant shall send to Landlord a notice (hereinafter referred to as the "Second Notice") which shall state that unless Landlord responds to the submission of such plans and specifications within ten (10) days after receipt of the Second Notice, Landlord's approval of the work set forth in the plans and specifications shall be deemed granted, and, in the event Landlord fails to respond to such Second Notice within ten (10) days of receipt thereof, Landlord will be deemed to have consented to the work set forth in the plans and specifications. Tenant shall, within fifteen (15) days of demand by Landlord, pay to Landlord the reasonable out-of-pocket costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by any third-party architect, engineer and other consultants. With respect to any other changes to be performed by Tenant, Tenant shall submit plans and specifications for information purposes only prior to proceeding with such changes. Tenant agrees that any review or approval by Landlord of any plans and specifications is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its approval to such plans and specifications shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of public authorities. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and, with respect to any change (other than Tenant's Work as defined in Article 4) the estimated cost of which equals or exceeds $250,000.00 as certified by Tenant's licensed architect in writing to Landlord delivered prior to the commencement of such change, require Tenant to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.

         13.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using first-class materials and equipment. Upon Tenant's request and at Tenant's sole cost and expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations whenever such action is necessary and shall otherwise reasonably cooperate with Tenant provided, however, that in no event shall Landlord be obligated to join in any application or otherwise permit a change in the certificate of occupancy for the Building or the Demised Premises. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in Section 11.02 hereof, in which Landlord and its agents shall be named as parties insured. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article
14), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, return same to Landlord. All electrical and plumbing work in connection with Tenant's changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon the completion of Tenant's Changes, Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications if prepared by or on behalf of Tenant and, if not prepared, a complete set of approved plans and specifications modified to show field and other changes and revisions thereto.

         13.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within twenty (20) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 10.02. Notwithstanding anything herein to the contrary, Tenant shall have the right to grant liens, security interests or chattel mortgages with respect to "Tenant's Property" (as defined in Section 14.02) and the provisions of the third (3rd) sentence of this Section 13.03 shall not apply with respect thereto,.

         13.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights otherwise available to it under this lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant's manner of exercise of its rights as aforesaid, application for such injunction to be made without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises. All scheduling of the freight elevator shall be done on a nondiscriminatory basis.

                                   ARTICLE 14
                                Tenant's Property

         14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

         14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, card key readers, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

         14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

         14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

         14.05

                           (a) For purposes of this lease, "Specialty
Installation(s)" shall mean installations consisting of vaults and slab penetrations, if any, made by or at the direction of Tenant. Upon the Expiration Date or sooner termination of this lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab penetrations to the condition that existed prior to such penetrations (such removal and repair work being hereinafter referred to as the "Restoration Work") except that prior to commencing such Restoration Work, Tenant shall notify Landlord thereof and, if Landlord shall advise Tenant, within five (5) days of receipt of such notice, that it wishes any Specialty Installations to remain, Tenant shall not perform Restoration Work with respect to that particular Specialty Alteration. In no event shall Tenant be obligated to remove the executive lavatory presently existing in the Demised Premises.

                           (b) Tenant's obligation and liability with respect to
the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date or sooner expiration or termination of this lease.

                                   ARTICLE 15
                             Repairs And Maintenance

         15.01 Subject to the provisions of Sections 15.02 and Articles 22 and 23 of this lease, Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall repair or replace all scratched, damaged or broken doors or other interior glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld or delayed. In the event that Landlord fails to respond to Tenant within ten (10) business days with respect to a request for approval of a contractor or subcontractor, Tenant shall send to Landlord a notice (hereinafter referred to as the "Additional Notice") which shall state that unless Landlord responds to the request for approval of such contractor or subcontractor within ten (10) days after receipt of the Additional Notice, Landlord's approval of such contractor or subcontractor shall be deemed granted and, in the event Landlord fails to respond to such Additional Notice within ten (10) days of receipt thereof, Landlord will be deemed to have approved such contractor or subcontractor.

         15.02 Landlord, at its expense, shall keep and maintain the Building and its public areas, fixtures, appurtenances, systems and facilities serving, or necessary for the use of, the Demised Premises, in good working order, condition and repair and shall make all repairs, ordinary or extraordinary, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises and the Building, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

         15.03 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises or access thereto; provided, however, that, except as specified below, Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense (but subject to inclusion as an Operating Expense as defined in Article 5 hereof), shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that (i) results in a denial of access to the Demised Premises, (ii) threatens the health or safety of any occupant of the Demised Premises, or (iii) except in the case of casualty, materially interferes with Tenant's ability to conduct its business in the Demised Premises. In all other cases, at Tenant's request and expense, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, provided that if more than one tenant requests such overtime work, the overtime costs therefore shall be shared pro-rata among such tenants.

                                   ARTICLE 16
                                   Electricity

         16.01 The Building is equipped with risers, feeders and wiring to furnish electric service to the Demised Premises with a capacity of not less than six (6) watts per rentable square foot demand load (exclusive of the Building's heat, ventilation and air-conditioning system).

         16.02 Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

         16.03 Tenant shall pay, at the rate charged to Landlord for electricity by the utility company furnishing electricity to the floor of the Building on which the Demised Premises are located (hereinafter referred to as the "Premises Floor"), its pro rata share (hereinafter referred to as "Tenant's Pro Rata Share") of the electricity consumed in the Demised Premises (exclusive of the Building's heat, ventilation and air-conditioning system), as shown on the meter serving the Premises Floor. Tenant's Pro Rata share shall be expressed as a percentage and shall be computed on the basis of a fraction, the numerator of which shall be the Multiplication Factor and the denominator of which shall be the total square foot area of the Premises Floor occupied by tenants. Landlord, using the formula set forth above, shall compute Tenant's Pro Rata Share as of the Commencement Date. Landlord shall recompute Tenant's Pro Rata Share after a change in occupancy on the Premises Floor occurs, and shall send Tenant notice thereof (hereinafter referred to as the "Recomputation Notice"), such recomputation to be retroactive to the date of such change in occupancy. Tenant's Pro Rata Share shall be payable by Tenant as additional rent within ten
(10) days after the rendition by Landlord of bills therefor.

         16.04 In the event that, at any time, and from time to time, Tenant or any other tenant of the Premises Floor (hereinafter referred to as the "Disputing Tenant") shall dispute the accuracy of its Pro Rata Share as so computed by Landlord, the Disputing Tenant shall have the right, at the Disputing Tenant's sole cost and expense, to make a survey (hereinafter referred to as the "Survey") of electrical usage in the space leased to all tenants of the Premises Floor using an independent electrical engineer (hereinafter referred to as the "Surveyor") acceptable to all tenants of the Premises Floor. The Surveyor shall compute the proportionate share of each of the tenants of the Premises Floor based on usage, provided, however, that the aggregate proportionate shares of all tenants of the Premises Floor shall equal 100%. The Survey shall be conclusive and binding upon all tenants of the Premises Floor. Until completion of the first survey made pursuant to this Section 16.04 and receipt thereof by Tenant, Tenant shall continue to pay its Pro Rata Share as determined by Landlord, and Landlord shall not be required to adjust any amount so paid on the basis of the first Survey. After completion of a Survey and receipt thereof by Tenant, all tenants of the Premises Floor shall, effective as of the date of the Survey, and continuing thereafter until completion of a new Survey and receipt thereof by Tenant or receipt by Tenant of a Recomputation Notice, pay their Pro Rata Shares based on the Survey retroactively adjusted to the date of the Survey. Tenant shall cooperate with any Disputing Tenant and the Surveyor in the making of the Survey. In the event the tenants of the Premises Floor are unable to agree upon a Surveyor, then, upon request of any Disputing Tenant, Landlord shall designate a Surveyor to make the Survey. In no event shall Landlord have any liability or responsibility with respect to the accuracy of any Survey or the fees of the Surveyor.

         16.05 Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements except for actual damages sustained by Tenant due to Landlord's or its agents' or contractors' willful acts or negligence.

         16.06 In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

         16.07 Tenant covenants and agrees that at all times its use of electric current shall never exceed the service capacity set forth in Section 16.01 and the capacity of the then existing feeders to the Building or the risers or wiring installation, subject to the provisions of Section 16.02. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease.

                                   ARTICLE 17
                     Heat, Ventilating And Air-Conditioning

         17.01 The Demised Premises are equipped with peripheral heat exchange units and a central core heat exchange unit all of which shall be connected to the Building's heating system and water tower. Landlord shall provide to such heat exchange units within the Demised Premises the specified heated and cooled water required for the operation of the system in accordance with the design specifications set forth in Exhibit C.

         17.02 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for heat exchange units in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the heat, ventilation and air-conditioning in the Demised Premises, may require changes in the heat, ventilation and air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 13.

         17.03 Landlord, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems (hereafter referred to as the "systems") and, subject to energy conservation requirements of governmental authorities, shall furnish heat, ventilating and air-conditioning (hereinafter collectively referred to as the "air-conditioning service") in the Demised Premises through the systems, which shall be in compliance with the performance specifications in Exhibit C. Air-conditioning shall be provided from May 15 through October 15 during "regular hours" (that is between the hours of 8:00 A.M. and 6:00 P.M.) of "business days" (which term is used herein to mean all days except Saturdays, Sundays and days now or hereafter observed by the Federal or New York State government as legal holidays and those now or hereafter designated by the applicable building service union employees service contract or by the applicable Operating Engineers contract) throughout the year. If the same holiday is observed by the Federal or New York State government on different days, only one of such days, as selected by Landlord, shall be deemed a holiday. Heating and ventilation shall be provided during other periods of the year as may be required for comfortable occupancy of the Demised Premises during regular hours of business days. If Tenant shall require heating, ventilating or air-conditioning service at any other time (hereinafter referred to as "after hours"), Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay to Landlord, within fifteen (15) days after receipt of an invoice therefor (which invoice shall set forth the calculation thereof), the then current Building charge (hereinafter referred to as the "Building Charge") therefor which is presently $221.10 per hour. The Building Charge may be adjusted from time to time to reflect increased costs to Landlord for providing after hours service. In the event any other tenant in the same three (3) floor air-conditioning zone as Tenant requests after hours service, the cost for such after hours service shall be appropriately pro-rated among all such tenants in such zone, including Tenant, requesting such after hours service based upon the rentable square footage of each such tenant in such zone.

         17.04 Landlord agrees that Tenant may install, at Tenant's own cost and expense and in accordance with the applicable provisions of this lease, supplemental air-conditioning systems (which, together with any supplemental air-conditioning systems presently existing in the Demised Premises are hereinafter collectively referred to as the "Supplemental Air-Conditioning System") to enable Tenant to receive, at any one time, not more than an aggregate (together with any existing supplemental air-conditioning system) of seventeen (17) tons of supplementary air-conditioning for the Demised Premises. The costs of installation (including, without limitation, connection to any condenser water source), maintenance and operation of the Supplemental Air-Conditioning System shall be borne by Tenant. The connection to the Building condenser water source shall be supervised by Landlord's Building contractor.

         17.05 Landlord shall furnish condenser water to the Demised Premises to operate Tenant's Supplemental Air Conditioning System. Tenant covenants and agrees to pay Landlord for its use of condenser water at the rate of $0.073 per hour per rated ton of cooling capacity of the Supplemental Air-Conditioning System (hereinafter referred to as the "Base Rate") which hourly usage shall be measured by a clock or other measuring device satisfactory to Landlord to be installed by Tenant at the time the Supplemental Air-Conditioning System is installed. The Base Rate shall be subject to reasonable adjustment for any net increases in the cost to Landlord in connection with the creating and furnishing of condenser water over the costs which exist as of the date hereof. All payments due under this Section shall be payable by Tenant within twenty (20) business days after demand from Landlord therefor. Tenant may, at its sole cost and expense connect to Landlord's Building waste lines and the manner of such connection shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All facilities, machinery and equipment within the Demised Premises related to the Supplemental Air-Conditioning System shall be connected by Tenant and operated by Tenant solely at Tenant's cost and expense. All such facilities shall be installed by Tenant solely within the Demised Premises. Tenant's blowers, chilling equipment, fans and other facilities, equipment and machinery used in connection with the Supplemental Air-Conditioning System shall operate on electricity purchased by Tenant in accordance with the provisions of
Article 16 of this lease. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air-Conditioning System shall (a) be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed, (b) comply with Landlord's reasonable requirements as to installation, maintenance and operation, and (c) comply with all other terms, covenants and conditions of this Lease applicable thereto.

                                   ARTICLE 18
                            Landlord's Other Services

         18.01 Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times.

         18.02 Landlord, at its expense, shall cause the Demised Premises (except "security areas" (as defined in Section 19.03) unless access thereto is made available to the cleaning contractor) to be cleaned in accordance with the cleaning specifications annexed hereto as Exhibit F. Tenant shall pay to Landlord on demand the costs actually incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request requiring greater or more difficult cleaning than the Building standard, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after hours access to the Demised Premises except for the security areas and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord obligations hereunder.

         18.03 Landlord, at its expense, shall furnish hot and cold water to the floor(s) on which the Demised Premises are located through the existing wet-columns, adequate for drinking, lavatory, pantry and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters in excess of the amounts typically used for drinking, lavatory, pantry and cleaning purposes by office tenants leasing comparably sized space in the Building, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.

         18.04 Landlord, at its expense, and on Tenant's request, shall maintain the listings on the Building directory of the names of Tenant and any permitted subtenant, and the names of any of their respective officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the number of lines on the Building directory (but in no event less than six (6) listings). In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall, to the extent space for such additional listing is available, maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's out-of-pocket costs for such additional or substitute listings.

         18.05

                           (a) Landlord reserves the right, without any
liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall endeavor to minimize inconvenience to Tenant in connection with such stoppages.

                           (b) Notwithstanding anything to the contrary
contained in this lease, if, as a result of (i) Landlord's failure to provide any service under this lease which is required to be provided by Landlord, or
(ii) Landlord's failure to make or complete repairs to the Demised Premises and/or the Building which it is required to make and complete pursuant to the provisions of this lease or, (iii) in connection with making any such repair, Landlord materially interferes with Tenant's use of the Demised Premises, in each case resulting from causes other than the act, omission or negligence of Tenant, or its agents, employees, contractors or invitees, or, with respect to items (i) and (ii) above, of any public utility company serving the Building, Tenant is unable to use all or any portion of the Demised Premises in the normal course of its business and does not use all or such portion of the Demised Premises for a period in excess of fifteen (15) consecutive business days by reason of such failure, then, to the extent Tenant is not reimbursed by the proceeds of any business interruption insurance carried by Tenant, Tenant shall be entitled to an abatement of fixed rent from and after the sixteenth
(16th) business day through the day when such service is restored or repairs are completed based upon the ratio that the rentable square foot area of the Demised Premises not used by Tenant bears to the rentable square foot area of the Demised Premises. The foregoing provisions shall not apply in the event the Demised Premises are damaged in whole or part as a result of fire or other casualty, which is dealt with in other provisions of this lease.

                                   ARTICLE 19
                  Access, Changes In Building Facilities, Name

         19.01 All portions of the Building except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord, subject to the provisions of Section 19.03.

         19.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns, floors, partitioning and ceilings of the Demised Premises provided that such pipes, ducts and conduits are concealed and are installed in a manner which does not materially detract from the appearance of the Demised Premises or interfere with Tenant's use and occupancy of the Demised Premises and further provided that Landlord shall, at its sole cost and expense, repair any damage to the Demised Premises caused by such installation and restore same to substantially the condition. that existed prior to such installation by Landlord.

         19.03 Landlord or Landlord's agent shall have the right, upon reasonable prior request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, except for areas designated by Tenant as private or where money or other valuables are kept (hereinafter referred to as "security areas") unless accompanied by a representative of Tenant, which representative Tenant agrees shall be made available by Tenant, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes, with reasonable diligence, in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises or reduce the floor area of the Demised Premises, other than on a temporary basis, by more than one (1%) percent. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure. In such circumstances of emergency, a policeman or fireman shall accompany Landlord's entry into any security area whenever possible and Landlord will give Tenant prompt notice after such entry.

         19.04 During the period of twelve (12) months prior to the Expiration Date, Landlord may, upon reasonable prior notice to Tenant, exhibit the Demised Premises (other than security areas unless accompanied by a representative of Tenant which representative Tenant agrees shall be made available by Tenant), to prospective tenants during the times allowed in Section 19.03.

         19.05 Landlord reserves the right, upon reasonable prior notice without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem reasonably necessary or desirable but in conformance with standards applicable to first-class office buildings in Manhattan, provided that Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises, and provided that such change does not unreasonably interfere with Tenant's access to, or the use of the Demised Premises and the Building by Tenant or unreasonably diminish elevator or other services presently available to Tenant, or reduce the usable area of the Demised Premises.

         19.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

         19.07 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

         19.08 Any reservation in this lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease.

         19.09 Landlord agrees that the Demised Premises will be accessible 24 hours a day 7 days per week, subject to Landlord's reasonable security procedures.

                                   ARTICLE 20
                               Notice Of Accidents

         20.01 Tenant shall give notice to Landlord, promptly after Tenant has actual knowledge thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises,
(iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 21
                        Non-Liability And Indemnification

         21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents or employees occurring within the scope of their respective employments, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

         21.02

                           (a) Except for claims covered by Landlord's
indemnification under Sections 21.02(b), Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, or (B) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (Y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

                           (b) Except for claims covered by Tenant's
indemnification under Section 21.02(a), Landlord shall indemnify and save harmless Tenant and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the

Building (other than the Demised Premises) or of any business therein including, without limitation, Landlord's obligations pursuant to Section 10.01(a), or (B) any work or thing whatsoever done, or any condition created (other than by Tenant) in or about the Building (other than the Demised Premises) during the term of this lease, or (y) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its tenants or licensees or its or their employees, agents or contractors, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

         21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Landlord or Tenant hereunder shall be in no wise affected, impaired or excused because the other party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond such other party's reasonable control, but excluding inability to pay or unavailability of funds. Landlord and Tenant shall each use reasonable diligence to effect performance of their respective obligations promptly after the condition causing its respective inability to, or delay in, performing their respective obligations under this lease no longer exists.

                                   ARTICLE 22
                              Destruction Or Damage

         22.01 If the Building or the Demised Premises shall be damaged or destroyed by fire or other cause, Landlord, within ninety (90) days after such damage or destruction, shall deliver to Tenant an estimate of the time (hereinafter referred to as the "Estimated Time") required to repair or restore the damage or destruction, prepared by an independent contractor or architect (such estimate being hereinafter referred to as the "Estimate"). If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of Section 22.03. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         22.02 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this lease, (a) by notice to Landlord sent within thirty (30) days after receipt of the Estimate if the Estimated Time exceeds twelve (12) months or, (b) if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, by notice to Landlord sent within thirty (30) days after such twelve (12) month period (as same may be extended pursuant to the provisions of Section 22.02(b)) or (c) by notice to Landlord sent within thirty
(30) days of receipt of the Estimate if such damage or destruction occurs during the last two (2) years of the term hereof and the Estimated Time exceeds six (6) months, or (d) if such damage or destruction occurs during the last two (2) years of the term hereof if Landlord shall not have completed making the required repairs and restoration and rebuilt the Building and Demised Premises within six (6) months from the date of such damage or destruction, by notice to Landlord sent within thirty (30) days after such six (6) month period.

         22.03 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property, Tenant's Changes or Tenant's Work.

         22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

         22.05 Landlord and Tenant each agree, at the request of the other, to reasonably cooperate with the other and such other's insurance carriers) in connection with any adjustment of insurance required after the occurrence of any damage or destruction to the Building, the Demised Premises, Tenant's Property and Landlord's personal property.

         22.06 Landlord will not carry insurance of any kind on Tenant's Property, Tenant's Changes or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

         22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 23
                                 Eminent Domain

         23.01 If the whole (or substantially the whole) of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

         23.02 Except as hereafter expressly set forth, if only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event access to and from the Demised Premises is materially impeded or in the event of a partial taking of the Demised Premises if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

         23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord and any other claims permitted by law, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

         23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

         23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore
(a) the remaining parts of the Building to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and (b) the Demised Premises to substantially the condition existing prior to the taking.

         23.06 Should any part of the Demised Premises or the Building be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under
Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

         23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 24
                               Surrender; Holdover

         24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

         24.02

                           (a) In the event this lease is not renewed or
extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to the higher of (i) to two times one-twelfth the fixed rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period) or (ii) two (2) times an amount equal to the then monthly fair market rental value for the Demised Premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such fair market rental value. Tenant may dispute such fair market rental value for the Demised Premises as estimated by Landlord by giving notice to Landlord within but in no event after twenty (20) days after the giving of Landlord's notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence). Enclosed with such notice, Tenant shall be required to furnish to Landlord a certified opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan for a period of not less than ten
(10) years setting forth said broker's good faith opinion of the fair market rental value of the Demised Premises. If Tenant and Landlord are unable to resolve any such dispute as to the fair market rental value for the Demised Premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by The Real Estate Board of New York, Inc., to Tenant and Landlord (at the request of either Landlord or Tenant). If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by The Real Estate Board of New York, Inc. shall be conclusively presumed to have been selected by both Landlord and Tenant. The average of the determination of the independent arbitrator and the determination of the broker coming closest to the independent arbitrator shall be conclusive and binding upon the parties as to the fair market rental value of the Demised Premises. Pending the determination of the fair market rental value of the Demised Premises upon the expiration of the term of this lease, Tenant shall pay to Landlord as fixed rent an amount computed in accordance with clause (i) of this subsection 24.02(a), and upon determination of the fair market rental value of the Demised Premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected. It is further stipulated and agreed that if

Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover including, without limitation, if such holdover continues beyond sixty (60) days, any losses or damages suffered or incurred by Landlord with respect to any subsequent tenant or occupant of the Demised Premises or any portion thereof pursuant to any written lease or other written agreement between such tenant or occupant and Landlord.

                           (b) Notwithstanding anything to the contrary
contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.

                           (c) All damages to Landlord by reason of holding over
by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

                                   ARTICLE 25
                            Conditions Of Limitation

         25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

         25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

                           (a) whenever Tenant shall default in the payment of
any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default; or

                           (b) whenever Tenant shall do or permit anything to be
done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

                           (c) whenever any event shall occur or any contingency
shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or

                           (d) whenever Tenant shall abandon the Demised
Premises (unless as a result of a casualty) and the Demised Premises shall remain so abandoned after notice thereof to Tenant and Tenant shall fail to provide reasonable security measures to prevent unauthorized entry into the Demised Premises, or

                           (e) when Tenant shall be in default in the observance
or performance of its obligations under any other lease in the Building which default continues after notice and beyond applicable grace periods,

then in any of said cases set forth in the foregoing Subsections (a), (b), (c)
(d) and (e), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26
                              Re-Entry By Landlord

         26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

         26.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         26.03 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                   ARTICLE 27
                                     Damages

         27.01 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 26, or in the event of the
termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                           (a) a sum which at the time of such termination of
this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess, if any, discounted at the rate of six (6%) percent per annum, of:

                                    (i) the aggregate of the fixed rent and the
additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                                    (ii) the aggregate rental value of the
Demised Premises for the same period; or

                           (b) sums equal to the fixed rent and the additional
rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

         27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re- entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

                                   ARTICLE 28
                                     Waiver

         28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

         28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder which continues after any required notice and the expiration of any applicable grace period, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. In the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant covenants and agrees that it will not interpose any counterclaim of any nature or description in any such proceeding except a mandatory counterclaim or defense that would be lost if not so interposed.

         28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

         28.05 If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

                           (a) throughout the period of limitation, Tenant shall
remain liable for the maximum amount of rents that is lawfully payable; and

                           (b) if and when the period of limitation ends, the
requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

                                    (i) to the extent that the same is not
prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

                                    (ii) thereafter, Tenant shall pay to
Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

                                   ARTICLE 29
                        No Other Waivers Or Modifications

         29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

         29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

                           (a) no agreement to accept a surrender of all or any
part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting except arising out of the negligence or willful act of Landlord or its agent.

                           (b) the receipt by Landlord of rent with knowledge of
breach of any obligation of this lease shall not be deemed a waiver of such breach;

                           (c) no payment by Tenant or receipt by Landlord of a
lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 30
                    Curing Tenant's Defaults, Additional Rent

         30.01

                           (a) if Tenant shall default in the performance of any
of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

                           (b) if Tenant is late in making any payment due to
Landlord from Tenant under this lease for ten (10) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of three (3%) percent per annum over the Base Rate as defined in Section 5.07, but in no event in excess of the maximum legal rate of interest chargeable in the State of New York.

         30.02 Bills for any reasonable expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, providing Landlord is the prevailing party or a settlement is made in favor of Landlord, including any such reasonable cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills, but not sooner than ten (10) days after delivery. In the event Tenant institutes any action against Landlord to enforce any rights against Landlord under this lease or pursuant to law (after Landlord defaults in the observance or performance of its obligations under this lease and such default continues after any required notice and the expiration of any applicable cure period) and providing Tenant is the prevailing party or a settlement is made in favor of Tenant, Tenant shall be entitled to recover reasonable counsel fees, costs, expenses and disbursements incurred by Tenant in connection with such action.

                                   ARTICLE 31
                                     Broker

         31.01 Landlord and Tenant covenant, warrant and represent that they have not dealt with any broker or finder concerning the renting of the Demised Premises to Tenant. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of any assertion by any broker or finder that such broker or finder dealt with such indemnifying party with respect to the renting of the Demised Premises to Tenant. Landlord agrees to pay any fee or commission owing to the rental agent for the Building in connection with this lease pursuant to separate agreement.

                                   ARTICLE 32
                                     Notices

         32.01 Except for rent bills and emergency repair notices (which may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt) any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building to the attention of Anthony G. Miller, Chief Operating Officer), or sent via nationally recognized overnight courier providing for receipted delivery and shall be deemed to have been given, rendered or made (a) if so mailed, on the third (3rd) business day after the day so mailed and (b) if sent via nationally recognized overnight courier, on the date of receipt or refusal. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

                                   ARTICLE 33
                              Estoppel Certificate

         33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's Statement shall contain such other information with respect to this lease as shall be reasonably required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                                   ARTICLE 34
                                   Arbitration

         34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

         34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

         34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

         34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for its own legal and witness fees and expenses.

                                   ARTICLE 35

                     No Other Representations, Construction,
                             Governing Law, Consents

         35.01 Landlord and Tenant each expressly acknowledge and agree that the other party has not made and is not making, and it, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

         35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

         35.03 This lease shall be governed in all respects by the laws of the State of New York.

         35.04 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedies shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment or for a determination as to whether Landlord reasonably withheld its consent pursuant to either (a) the Simplified Procedure For Court Determination of Disputes as set forth in the CPLR ss 3031 et seq. (or any successor thereto), or
(b) arbitration under the Expedited Procedures provisions (presently Rules 53 through 57, as same may be amended from time to time) of the American Arbitration Association (or successor thereto) in the City of New York (and the fees and expenses of such arbitration shall be borne by the unsuccessful party), and, if Tenant elects either (a) or (b) above, the decision shall be final and conclusive on the parties.

                                   ARTICLE 36
                                  Parties Bound

         36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

         36.02 Tenant shall look only to Landlord's estate and property in the Building (or the rents and proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37
                      Certain Definitions And Construction

         37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit E annexed hereto shall be utilized.

         37.02 The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 38
                      Adjacent Excavation And Construction;
                                 Shoring; Vaults


         38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised

Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

         38.02 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                                   ARTICLE 39
                          Landlord's Relocation Option

         39.01 Landlord shall have the option (hereinafter referred to as "Landlord's Relocation Option"), exercisable once, at any time during the term of this lease, upon six (6) months prior written notice to Tenant, to designate "Relocated Space" (as hereinafter defined) as the Demised Premises, subject, however, to the following terms and conditions:

                           (a) Landlord shall exercise Landlord's Relocation
Option by giving Tenant written notice thereof (hereinafter referred to as the "Relocation Notice");

                           (b) The Relocation Notice shall include a floor plan
of the space which Tenant shall lease from Landlord in substitution of the Demised Premises (hereinafter referred to as the "Relocated Space"), and shall set forth the rentable square foot area thereof (hereinafter referred to as the "New Area") determined in the same manner as the Demised Premises and which shall contain not less than 18,378 rentable square feet and which shall be above the fourth (4th) floor of the Building. Subject to the structural conditions and the configuration of the floor upon which the Relocated Space is located, Landlord will use reasonable efforts to configure the Relocation Space as close as possible to the configuration of the Demised Premises.

         39.02 The relocation shall be effected upon the following conditions:

                           (a) Landlord, at its sole cost and expense, shall
prepare the Relocated Space so as to contain the same equipment, finishes and installations, including, builtins, as the Demised Premises as same exist on the date of the exercise of the Relocation Option, (except where structural and field conditions require a variation from the Demised Premises and except that if certain materials or equipment utilized in the Demised Premises are then unavailable, Landlord may substitute materials of equal quality, subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed such work is hereinafter referred to as the "Relocation Work").
Prior to commencing the Relocation Work, Landlord shall prepare, at its expense, plans and specifications therefor and submit same to Tenant for Tenant's approval, which approval shall not be unreasonably withheld or delayed. In the event that Tenant fails to respond to any items submitted by Landlord where Tenant's approval is required pursuant to this subsection (a) within fifteen
(15) days after submission thereof, Tenant's approval as to such items shall be deemed to have been granted; and

                           (b) when the Relocation Work has been substantially
completed, Landlord shall, at its sole cost and expense, and upon not less than twenty (20) days prior written notice to Tenant, relocate Tenant into the Relocated Space. The Relocation Work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to the performed, the noncompletion of which does not materially interfere with Tenant's use of the Relocation Space. Landlord shall, promptly, upon notice from Tenant, complete such uncompleted details. This relocation shall be accomplished in such a manner so as to create the least practicable interference with Tenant's business operation. Tenant agrees to cooperate with Landlord in the relocation so as to enable Landlord to complete the relocation in a minimum amount of time and in a manner that will minimize interference with Tenant's business operation and shall sign all applications and documents reasonably required to effectuate such relocation. All costs and expenses of this relocation, including any overtime labor costs, shall be borne exclusively by Landlord.

         39.03 In the event of the exercise of Landlord's Relocation Option and upon the written request of either Landlord or Tenant, the parties hereto shall promptly execute and deliver a supplementary agreement, in recordable form, confirming (i) the exercise of Landlord's Relocation Option, (ii) the designation of the Relocated Space as the Demised Premises and the effective date thereof, and (iii) the New Area and (iv) the modification of Section 1.02 to reflect the New Area and any other modification necessitated by such relocation, but no delay in, or failure to, execute and deliver such supplementary agreement shall affect in any manner such exercise or designation.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                                          LANDLORD:

                                          101 PARK AVENUE ASSOCIATES
                                          By:  PSK Operating Corporation,
                                               a general partner

                                          By: /s/ 101 Park Avenue Associates
                                              ------------------------------
                                                  101 Park Avenue Associates

                                          TENANT:

                                          ATALANTA SOSNOFF CAPITAL
                                          CORPORATION

                                          BY:  /s/ Martin Sosnoff
                                              ---------------------------

                                          Tenant's Employer Identification No.

                                              13-3339071
                                          -------------------------------

 STATE OF NEW YORK    )
                      ) ss.:
 COUNTY OF NEW YORK   )

         On the 26th day of October, in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared
Peter S. ___________________, personally known to me or proved to me on the basis of satisfactory evidence to the be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        /s/  Barry E. Shimkin
                                        ----------------------------------------
                                             Notary Public

                                       BARRY E. SHIMKIN
                                       Notary Public, State of New York
                                       No. O2SH4695245
                                       Qualified in Nassau County
                                       Term Expires February 28, 2000

 STATE OF NEW YORK    )
                      ) ss.:
 COUNTY OF NEW YORK   )

         On the 26th day of October, in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared
Martin T. Sosnoff, personally known to me or proved to me on the basis of satisfactory evidence to the be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        /s/  Denise Ortiz
                                        ----------------------------------------
                                             Notary Public

                                        DENISE ORTIZ
                                        Notary Public - State of New York
                                        No. O1OR5088543
                                        Qualified in Queens County
                                        My Commission Expires Nov. 17, 1999

                      -----------------------------------

                                    EXHIBIT A
                                   DESCRIPTION

                      -----------------------------------

         ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

         BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street and the easterly side of Park Avenue; running thence northerly along the easterly side of Park Avenue 197 feet 6 inches to the southerly side of East 41st Street; thence easterly along the southerly side of East 41st Street, 255 feet; thence southerly parallel with the easterly side of Park Avenue 98 feet 9 inches to the center line of the block; thence easterly along the center line of the block and parallel with the southerly side of East 41st Street 25 feet; thence southerly parallel with the easterly side of Park Avenue, 98 feet 9 inches to the northerly side of 40th Street; thence westerly along the northerly side of East 40th Street, 280 feet to the easterly side of Park Avenue to the point or place of BEGINNING.

                      -----------------------------------

                                   EXHIBIT B
                                   FLOOR PLAN

                      -----------------------------------

                       (Follows immediately on next page)

6th Floor
Demised Premises
101 Park Avenue

[GRAPHIC OMITTED]

                      -----------------------------------

                                   EXHIBIT C
                            HEATING, VENTILATING AND
                             AIR-CONDITIONING SYSTEM

                      -----------------------------------

The existing HVAC System is designed to meet the following criteria:

                   Summer:Inside ......78(degree)D.B., 50% RH
                   Outside .....95(degree)D.B., 75% W.B.

                   Winter:Inside ......68(degree) D.B.
                   Outside .....5(degree)D.B.

HVAC design based upon interior loads as follows:

                   Lights and appliances = 3 watts/sq. ft.
                   Population ..........= one person per 100 sq. ft.
                   Air Volume ..........= .6 cfm per sq. ft. (interior zone)

                      -----------------------------------

                                    EXHIBIT D
                              RULES AND REGULATIONS

                      -----------------------------------

                           1. The rights of tenants in the entrances, corridors
and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally provided that, in all events, the same is done in a manner consistent with first-class office buildings located in Manhattan.

                           2. The Landlord may refuse admission to the Building
outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

                           3. Subject to the terms of this lease, no tenant
shall obtain or accept for use in its premises ice, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at, such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord. Tenant may utilize outside caterers selected by it for the furnishing of food and beverages to the Demised Premises.

                           4. No lettering, sign, advertisement, notice or
object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premise, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Tenant at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by Landlord at its expense; any other listings shall be in the discretion of Landlord. Notwithstanding the foregoing, Tenant's name shall be listed by Landlord, at its sole cost and expense, on any directory located on the floor on which the Demised Premises are located.

                           5. No awnings or other projections over or around the
windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord, which approval shall not be unreasonably withheld or delayed.

                           6. The Landlord shall have the right to reasonably
prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

                           7. In no case (even where the same are of a type so
excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

                           8. No noise, including the playing of any musical
instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by Landlord or as provided in this lease. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant except as otherwise expressly provided in this lease.

                           9. No acids, vapors or other materials shall be
discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

                           10. No additional locks or bolts of any kind shall be
placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

                           11. All entrance doors in each tenant's premises
shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

                           12. Hand trucks not equipped with rubber tires and
side guards shall not be used within the Building.

                           13. All windows in each tenant's premises shall be
kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

                           14. The Landlord reserves the right to rescind, alter
or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                           15. Notwithstanding anything to the contrary
contained in these rules and regulations, as same may be amended or supplemented from time to time, in the event of any inconsistency between the terms of these rules and regulations and the provisions of this lease, the provisions of this lease shall govern and any inconsistent rule or regulation shall not apply to, or be enforceable against Tenant, to the extent of such inconsistency.

                      -----------------------------------

                                   EXHIBIT E
                                  DEFINITIONS

                      -----------------------------------


                           (a) The term mortgage shall include an indenture of
mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

                           (b) The terms include, including and such as shall
each be construed as if followed by the phrase "without being limited to".

                           (c) The term obligations of this lease, and words of
like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

                           (d) The term Tenant's obligations hereunder, and
words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

                           (e) Reference to Tenant being or not being hereunder,
or words of like import, shall mean that Tenant is, or is not, as the case may be, in default in the performance of one or more of Tenant's obligations hereunder which continues after any required notice and the expiration of any applicable grace period, or that a condition of the character described in
Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

                           (f) References to Landlord as having no liability to
Tenant or being without liability to Tenant, shall mean that (except as otherwise expressly provided in this lease) Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

                           (g) The term laws and/or requirements of public
authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

                           (h) The term requirements of insurance bodies and
words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

                           (i) The term repair shall be deemed to include
restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

                           (j) Reference to termination of this lease includes
expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at 5:00 p.m. of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

                           (k) The term in full force and effect when herein
used in reference to this lease as a condition to the existence or exercise of aright on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, as would entitle Landlord to terminate this lease or to dispossess Tenant.

                           (1) The term Tenant shall mean Tenant herein named or
any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

                           (m) Words and phrases used in the singular shall be
deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

                           (n) The rule of ejusdem generis shall not be
applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

                           (o) All references in this lease to numbered
Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                           (p) The term "control" shall mean ownership of more
than fifty (50%) percent of all the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity.

                           (q) The term "Base Rate" shall mean the prime rate of
The Chase Manhattan Bank (or Citibank, N.A. if The Chase Manhattan Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of in question.

                      -----------------------------------

                                    EXHIBIT F

                             CLEANING SPECIFICATIONS

                      -----------------------------------

     1.  General:

         All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly, using approved dust-check type of mop.

         All carpeting and rugs to be carpet swept nightly and vacuum cleaned weekly.

         Hand dust and wipe clean all furniture, fixtures and window sills nightly; wash sills when necessary.

         Empty and clean all waste receptacles nightly and remove waste paper and waste materials.

         Empty and clean all ash trays and screen all sand urns nightly including all ash trays in all toilets.

         Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

         Wash clean all water fountains and coolers nightly.

         Hand dust all door and other ventilating louvres within reach, as necessary.

         Dust all telephones as necessary.

         Sweep all private stairway structures nightly.

     2.  Lavatories in the Core:

         Sweep and wash all lavatory floors nightly using proper disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly.

         Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories, nightly.

         Wash all toilet seats, nightly.

         Empty paper towel receptacles and transport wastepaper to designated area in basements, nightly (towels, soap and receptacles to be furnished by Tenant).

         Fill toilet tissue holders nightly.

         Empty sanitary disposal receptacles, nightly.

         Thoroughly wash and polish all wall tile and stall surface as often as necessary.

     3.  High Dusting:

         Dust all venetian blinds, frames, charts, graphs and similar wall hangings and vertical surfaces not reached in nightly cleaning, quarterly.

         Cleaning of light fixtures shall be for account of Tenant.

     4.  Glass:

         Exterior windows to be cleaned inside and outside approximately once every 10 weeks, weather permitting.

     5.  Conditions:

         As herein used "nightly" means five nights a week, Monday through Friday, during regular cleaning hours (between 6:00 P.M. and 6:00 A.M.) and excludes legal and union holidays.

         Tenant will pay for electricity, power and hot and cold water in the Demised Premises for cleaning during the regular cleaning hours which are after hours.

                      -----------------------------------

                                    EXHIBIT G

                            CERTIFICATE OF OCCUPANCY

                      -----------------------------------

                       (Follows immediately on next page)

                              THE CITY OF NEW YORK

[SEAL]                       DEPARTMENT OF BUILDINGS                ALT#1378/87

                            CERTIFICATE OF OCCUPANCY                AMENDED


BOROUGH   MANHATTAN           DATE: APRIL 19, 1988       NO. 9209   92023

This certificate amends C.O. No. 85227            ZONING DISTRICT  C5-3 MID
                                                                   C5-2.5

THIS CERTIFIES that the altered building premises located at 101-103 Park Avenue
E.S. Between East 40th Street - N - East          Block 1295       Lot 1

CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES, AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN

     41st Street

                              PERMISSIBLE USE AND OCCUPANCY
=======================================================================================================
                  illegible    ille   ille   ille  illegible  illegible
  STORY                        gible  gible  gible                         DESCRIPTION OF USE
=======================================================================================================
2nd Sub-Cellar      50,75      360                   6         B-2        Storage, mechanical
                    O.G.                                       E          equipment, parking for 124
                                                                          motor vehicles, bldg.
                                                                          maintenance office and work
                                                                          room

Sub-Cellar          100        360                   6         B-2        Storage, mechanical equipment
                                                                          locker rooms, restaurant
                                                               E          laundry and offices

Cellar              100        720                   6         C          Retail sales, UG6 storage,
                                                                          loading dock
                                                               E          lower lobby
                                                               F-4        eating and drinking
                                                                          establishment use group 6

                                                               B-2        mechanical equipment room
                                                                          fire pump room, meter rooms
                    100        300                   6         F-4        eating and drinking
                                                                          establishment use group 6


1st Floor           100        450                   6         C          Offices, stores, use group
                                                               E          lobby, eating and drinking
                                                               F-4        establishment, use group 6
                                                                          bank, use group 6

2nd to 6th          50,75ea.   360ea                 6         E          Offices
Floors
Inclusive

7th Floor           75         360                   6         B-2        Mechanical equipment room,
                                                               E          offices

8th to 10th         50,        240ea.                6         E          Offices
Floors              75ea.
Inclusive

11th Floor          50,75      240                   6         E          Offices
                                                               F-4        employees' cafeteria

12th to             50,75ea    240ea.                6         E          Offices
13th, Incl. Floors

=======================================================================================================
                                   (CONTINUED)

OPEN SPACE USES
                ----------------------------------------------------------------
                    (SPECIFY PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

                ================================================================
M.G.                   NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS
                       A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

  THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.

      /s/   illegible                            /s/ illegible
-------------------------------------   ----------------------------------------
BOROUGH SUPERINTENDENT                            COMMISSIONER

/ / ORIGINAL    / / OFFICE COPY-DEPARTMENT OF BUILDINGS       / / COPY

                              THE CITY OF NEW YORK

[SEAL]                       DEPARTMENT OF BUILDINGS                ALT#1378/87

                            CERTIFICATE OF OCCUPANCY                AMENDED


BOROUGH   MANHATTAN           DATE: APRIL 19, 1988       NO. 92023

This certificate amends C.O. No. 85227            ZONING DISTRICT  C5-3 MID
                                                                   C5-2.5

THIS CERTIFIES that the altered building premises located at 101-103 Park Avenue
E.S. Between East 40th Street - N - East          Block 1295       Lot 1

CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES, AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN

     41st Street
                              PERMISSIBLE USE AND OCCUPANCY
================================================================================
                 ille    ille   ille   ille  ille   ille
 STORY           gible   gible  gible  gible gible  gible   Description of Use
================================================================================
14th Floor       50,75   240                   6      E     Offices and meeting
                                                            rooms

15th to 45th     50,75   240                   6      E     Offices
Floors inclusive each    each

46th Floor       75      240                    6     B-2   Mechanical equipment
                                                            room








                    NEW CODE

NOTE: City planning commission Cal. No. 0820267 ZSM special permit granted to operate 124 space Public Parking Garage.


              -----------------------------------------------------
               THIS CERTIFICATE OF OCCUPANCY ___________________
              _________ THE BUILDING IN ACCORDANCE WITH THIS _____
              OF THE DEPARTMENT _________________________________
              -----------------------------------------------------



================================================================================

OPEN SPACE USES
                ----------------------------------------------------------------
                    (SPECIFY PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

                ================================================================
M.G.                   NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS
                       A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

  THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.

      /s/ illegible                              /s/ illegible
-------------------------------------   ----------------------------------------
BOROUGH SUPERINTENDENT                            COMMISSIONER

/ / ORIGINAL    / / OFFICE COPY-DEPARTMENT OF BUILDINGS       / / COPY